Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Can-Cal Resources Ltd., a Nevada corporation (the "Company"), on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission (the "Report"), Casey Douglass, Director and Chairman of the Board of the Company, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Casey Douglass
By: Casey Douglass
Its: Board Chairman

Date: May 15, 2018